Purchase Order Financing

FIRST ADDENDUM TO MASTER FACTORING AGREEMENT

This First Addendum to the Master Factoring Agreement is entered into as of the 16 day of AUGUST 2011 , by and between **AmpliTech, Inc.**, a New York Corporation, with its principal place of business at 35 Carlough Road Bohemia, NY 111716 (referred to throughout this Agreement as "you", "your" and "yours"), and **Forest Capital, LLC** a Maryland Limited Liability Company (referred to throughout this Agreement as "we", "us", "our" and "ours").

The intent of this Addendum is to allow for advances based on confirmed purchase orders.

Recitals

Whereas on August 16, 2011, you and we have entered into a Master Factoring Agreement (hereinafter referred to as the "Agreement"); and Whereas, you and we desire to amend the Agreement as follows:

NOW THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. To allow for Purchase Order Financing:

   We at our sole discretion may from time to time provide advances to you for the purpose of you purchasing product based on confirmed purchase orders. The advance rate for Purchase Order Financing shall not exceed 40% of the purchase order. Advances made on purchase orders along with corresponding fees will be deducted from the invoices created by the purchased product, which you are obligated to assign to us per the Master Factoring Agreement.

   Advances made against Purchase Orders are subject to recourse 90 days after the advance.

   The following fee will be charged on advances made based on Purchase Orders:

DAYS ELAPSED	CUMULATIVE DISCOUNT FEE
0-30	2.0%
31-60	4.0%
61-90	6.0 %
Over 90	6.00 % plus an additional 2.0% for each period of 30 days (or any portion thereof) elapsing after the 90th day

The Maximum Advance Outstanding under the Purchase Order Financing Facility is $40,000 and shall be deemed to be a sub-limit of the Facility Limit set forth in the Agreement.

The terms of this Addendum are incorporated in the Agreement by cross-reference. A default or breach of any term hereunder by you or the failure to timely and properly observe, keep or perform any term, covenant, agreement or condition hereunder shall be a default under the Agreement.

This Addendum, the Agreement and the Second Addendum contain the entire agreement of the parties hereto with respect to the matters contemplated hereby, and supercede any and all other agreements, statements, or promises made by any party, or by any employee, officer, agent, attorney of any party hereto, that are not contained herein.

You specifically intend that this Addendum constitutes an instrument under Seal.

No modification or waiver of any provision of this Addendum shall be effective unless and until it is in writing and signed by the parties hereto and then such waiver shall only be effective for specific instance and for the purpose for which it is given.

IN WITNESS WHEREOF, the parties have executed this Assignment under their respective seals.

ASSIGNOR: **AmpliTech, Inc.**

By ______________________ (SEAL)
(signature of authorized officer)

Print Name: Fawad Maqbool

Title: President

WITNESS/ATTEST:

____

Print name: DAVID R. BBHANNA

ASSIGNEE:

Forest Capital, LLC

By______________________

John Fox
President